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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-14531, No. 33-54483, No. 33-64998, No. 33-65440, No.
33-68336, No. 333-04775, No. 333-04823, No. 333-62087, No. 333-62103, No.
333-95409, and No. 333-41328) pertaining to the Employee Stock Option and Stock Purchase Plans of Novell, Inc. of our report dated November 17, 2000, with respect to the consolidated financial statements and schedule of Novell, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 2000.

                                            /s/ ERNST & YOUNG LLP

San Jose, California
January 25, 2001



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